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                                                                  EXHIBIT 10.10


                          CREATIVE CONSULTING AGREEMENT

         THIS CREATIVE CONSULTING AGREEMENT ("Agreement") is made and entered into in duplicate effective this 15th day of October, 2001 ("Effective Date"), by and among Blade Internet Ventures Inc. ("Corporation"), and Westin Creative Consultants Inc., a British Columbia corporation ("Consultant").

                                    RECITALS

         A. The Corporation is in the business of offering organizations, clubs and events online registration services through a Web portal.

         B. The Consultant is in the business of providing creative and design consulting services to businesses.

         C. The Corporation desires to retain the services the Consultant to consult with the officers of the Corporation regarding various design, marketing, advertising, packaging and other creative matters relating to the business of the Corporation.

         D. The Consultant desires to consult with officers of the Corporation, and to undertake for and on behalf of the Corporation, the direction of certain functions regarding various design, marketing, advertising, packaging and other creative matters relating to the business of the Corporation and such other matters as requested by the Corporation, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, UNDERTAKINGS AND COVENANTS SPECIFIED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

         1. INCORPORATION OF RECITALS. The recitals of this Agreement, specified above, by this reference, are made a part of this Agreement as though specified completely and specifically at length in this Agreement.

         2. TERM OF AGREEMENT. The respective duties and obligations of the parties shall commence on the Date Effective and shall continue for a period of twelve (12) months.

         3. CONSULTATIONS. The Consultant shall make itself available to consult with the officers of the Corporation, at reasonable times, concerning any issue of importance regarding design, marketing, advertising and other relevant creative matters relating to the business of the Corporation. Specifically, it is anticipated that the Consultant shall assist the officers of the Corporation in matter relating to the design and creation of brochures; the design and creation web sites; the preparation of annual, quarterly and other reports; the creation and design of logos; the creation and design of stationery; the creation and design of packaging products; the development and maintenance of the Corporation's brands; the management of events and other promotional occasions; and marketing to the business and consumer communities.

         4. REVISION OF MATERIALS. The Corporation shall have the right to except or reject any materially submitted by the Consultant and to edit and revise any such material. The Consultant shall come on request of the Corporation, make any and all reasonable and necessary revisions and proof read the revised materials. Any such revisions or proof reading work shall be done promptly and the

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                  corrected materials shall be returned to the Corporation for further consideration.

         5. GRANT OF PUBLISHING RIGHTS. The Consultant hereby grants to the Corporation the non-exclusive right to publish any and all materials created by the Consultant pursuant to this Agreement in the United States and Canada and other countries of the world during the term of this Agreement.

         6. OWNERSHIP OF MATERIALS. On the delivery to the Corporation by the Consultant of the materials created by the Consultant pursuant to the provisions of this Agreement, the Corporation shall become the sole owner thereof, and the Consultant shall retain no ownership, interest, or rights therein.

         7. MANAGEMENT POWER OF THE CONSULTANT. The business affairs of the Corporation and the operation of business of the Corporation shall be conducted by the officers, administrative staff and employees of the Corporation. In that regard, it is not the intention of the Corporation to grant or delegate to the Consultant, and no provision of this Agreement shall be construed to grant or delegate to the Consultant any power of direction, management, supervision or control of the administrative staff or other employees of the Corporation.

         8. CONSULTANT TO ACT AS AGENT. From time to time, the Corporation may deem it advisable to enter into agreements with various persons. Regarding those agreements, the Consultant shall be, and hereby is, designated as an agent of the Corporation for the purpose of negotiating the terms and conditions of those agreements provided however, that the Corporation must provide its approval for any such agreement prior to such agreement becoming binding on the Corporation. The Consultant, however, shall not obligate the Corporation to any such agreement without first obtaining the approval of the terms and conditions of any such agreement from the Board of Directors of the Corporation.

         9. LIMITED LIABILITY. With regard to the services to be performed by the Consultant pursuant to the provisions of this Agreement, the Consultant shall not be liable to the Corporation, or any person who may claim any right due to that person's relationship with the Corporation, for any acts or omissions in the performance of those services on the part of the Consultant or on the part of any agent or employee or of the Consultant, except when those acts or omissions of the Consultant are due to the willful misconduct of the Consultant or any such agent or employee.

         10. ACTS BY AGENTS OF CONSULTANT. It is understood and agreed that any consultation given or service performed by any duly authorized agent or representative of the Consultant pursuant to the provisions of this Agreement shall constitute the direction or the performance of service by the Corporation.

         11.      COMPENSATION.

                  a. As consideration for the services to be provided by the Consultant to the Corporation pursuant to the provisions of this Agreement, the Corporation hereby grants to the Consultant the right and option to purchase, on the terms and subject to the conditions specified in this Agreement, 500,000 shares of the Corporation's common stock. The purchase price shall be, and hereby is, $0.75 per share.

                  b. From and after October 15, 2001, and during and until October 15, 2002, the Consultant shall have the right to purchase from the Corporation 500,000 shares of the Corporation's common stock at the purchase price specified in Paragraph a. of this Section 11 ("Option"). The Consultant shall


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                  exercise the Option by delivery to the Corporation of a
                  written notice of exercise accompanied by a certified or cashier's check in payment of the purchase price. Promptly upon receipt of such notice of exercise and such check, the Corporation will deliver or cause to be delivered to the Consultant stock certificate(s) representing the number of shares of the Corporation's common stock purchased in accordance with the provisions of this Section 11 and duly registered in the name of the Consultant.

                  c. During such time as the Option remains outstanding and unexpired, the Corporation will reserve for issuance, upon the exercise of the Option, the number of shares of the Corporation's common stock that are subject to the Option. The shares of the Corporation's common stock subject to the Option, when issued, shall be fully paid and nonassessable. The shares that are the subject of the Option will be issued in reliance on exemptions from applicable securities laws and unless registered pursuant to a SB-2 or other registration statement such shares issued on exercise of the Option will be subject to resale restrictions and the share certificates will be appropriately legended. The Corporation will pay, when due and payable, any and all taxes or fees that may be payable by the Corporation with respect to the grant of the Option or the issuance of any shares of the Corporation's common stock or certificates therefore subject to the Option.

                  d. The existence of the Option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation's capital structure or the Corporation's business, or any merger or consolidation of the Corporation or any issue of bonds, debentures, preferred stock having a preference to or affecting the Corporation's capital stock or the rights thereof, or the issuance of any securities convertible into any such capital stock or of any rights, options, or warrants to purchase any such capital stock, or the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of the Corporation's assets or business, or any other act or proceeding of the Corporation, whether of a similar character or otherwise.

                  e. The securities with respect to which the Option is granted are shares of the common stock of the Corporation as presently constituted, but if and whenever, prior to the delivery by the Corporation of all the shares of that common stock with respect to which the Option is granted, the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of such common stock issued and outstanding without receiving compensation therefore in money, services, or property, the number of shares of such common stock then remaining subject to the Option shall (a) in the event of an increase in the number of outstanding shares of such common stock, be proportionately increased, and the cash consideration payable per share of such common stock shall be proportionately reduced; and (b) in the event of a reduction in the number of outstanding shares of such common stock, be proportionately reduced, and the cash consideration payable per share of such common stock shall be proportionately increased.

                  f. Following the merger of one or more corporations with and into the Corporation or any consolidation of the Corporation with and into one or more corporations, the exercise of the Option shall apply to the shares of common stock of the surviving corporation.

         12. MINIMUM AMOUNT OF SERVICE. Any other provision specified in this Agreement notwithstanding, the Consultant shall devote only so much time in the Consultant's sole and absolute discretion, determines to be necessary or appropriate.

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                                       4


         13.      CONFIDENTIAL INFORMATION.

                  a. Any and all confidential information communicated to Consultant by Client, identified as such, regarding Client and its business ("Confidential Information"), including any Confidential Information gained by Consultant or any of its agents, counsel, personnel, accountants, employees or other representatives ("Consultant's Representatives"), whether or not that Confidential Information was communicated directly or indirectly or intentionally or inadvertently, is confidential.

                  b. During the term of this Agreement and at all times thereafter Consultant shall use its best efforts to prevent inadvertent disclosure to any other person of any Confidential Information. Consultant shall instruct Consultant's Representatives to keep that information confidential by using the same care and discretion Consultant's Representatives use with similar information and data designated by Consultant as confidential.

                  c. Any and all Confidential Information constitutes an exceptionally invaluable trade secret of Client.

                  d. The Confidential Information shall belong exclusively to, and shall be the property of Client.

         14. COPIES OF CONFIDENTIAL INFORMATION. Copies of any and all Confidential Information may not be made without the express written permission of Client. Any and all such copies shall be returned to Client with the originals of that Confidential Information.

         15. RETURN OF CONFIDENTIAL INFORMATION. Consultant shall return to Client, promptly at request of Client, any and all Confidential Information which Client shall have provided to Consultant.

         16.      OWNERSHIP OF BOOKS, RECORDS, AND PAPERS.

                  a. All records of the accounts of customers, debtors, service providers, suppliers, distributors, clients, and any other records and books relating in any manner whatsoever to the conduct of Client's business during the term of this Agreement, whether prepared by Consultant or otherwise coming into Consultant's possession, shall be the exclusive property of Client.

                  b. All such books and records shall be returned immediately to Client by Consultant on any termination of this Agreement.

         17. COMPLIANCE WITH LAWS. In carrying out its duties and obligations under this Agreement the Consultant will adhere to and comply with all applicable laws to which it is subject including, but not limited to, the securities laws of both Canada and the United States.

         18. SERVICES OF CONSULTANT NOT EXCLUSIVE. The Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant's sole and absolute discretion, determines to be necessary or appropriate.


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                                       5


         19. EMPLOYMENT OF ASSISTANTS. If it is necessary for the Consultant to have the aid of assistants or the services of other person, in order to perform the duties and obligations required of the Consultant pursuant to this Agreement, the Consultant may from time to time, employ, engage or retain the services of such other person.

         20. RELATIONSHIP CREATED. The Consultant is not an employee of the Corporation for any purpose whatsoever, but is an independent contractor. The Corporation is interested only in the results obtained by the Consultant, who shall have the sole and exclusive control of the manner and means of performing pursuant to this Agreement. The Corporation shall not have the right to require the Consultant to collect accounts, investigate customer or shareholder complaints, attend meetings, periodically report to the Corporation, follow prescribed itineraries, keep records of business transacted, make adjustments, conform to particular policies of the Corporation, or do anything else which would jeopardize the relationship of independent contractor between the Corporation and the Consultant. All expenses and disbursements, including, but not limited to, those for travel and maintenance, entertainment, office, clerical and general administrative expenses, that may be incurred by the Consultant in connection with this Agreement shall be borne and paid wholly and completely by the Consultant, and the Corporation shall not be in any way responsible or liable therefore.

         21. INDEMNIFICATION. Each party shall save the other party harmless from and against and shall indemnify the other party for any liability, loss, costs, expenses, or damages however caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of such party or any of such party's agents, employees, or other representatives, and, such party shall pay any and all amounts to be paid or discharged in case of an action or any such liability less costs, expenses, or damages. If either party is sued in any court for damages by reason of any of the acts of the other party referred to in this paragraph, such other party shall defend said action (or cause same to be defended) at such other party's own expense and shall pay and discharge any judgment that may be rendered in any such action; if such other party fails or neglects to so defend in said action, the party sued may defend the same and any expenses, including reasonable attorneys' fees, which such party may pay or incur in defending said action and the amount of any judgment which such party may be required to pay as a result of said action shall be promptly reimbursed upon demand. The indemnification specified by the provisions of this Section 24 shall survive the termination of this Agreement.

         22. GOVERNMENTAL RULES AND REGULATIONS. The provisions of this Agreement and the relationship contemplated by the provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that relationship.

         23. NOTICES. All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt serving as confirmation of service when sent and provided telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) 48 hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:


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                                       6


                  If to the Corporation:     Blade Internet Ventures, Inc.
                                             2770 - 555 West Hastings Street
                                             Vancouver, British Columbia V6B 4N4
                                             Facsimile: 604-638.7741

                  If to the Consultant:      Westin Creative Consultants, Inc.
                                             1450-409 Granville Street
                                             Vancouver, British Columbia V6C 1T2
                                             Facsimile Machine: 604.688.7121

                  or at such other address as the party affected may designate in a written notice to such other party in compliance with this section.

         24. ENTIRE AGREEMENT. This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that such instrument is intended to amend this Agreement and is signed by each of the parties.

         25. NUMBER AND GENDER. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, estate, joint venture, governmental agency, sole proprietorship, political subdivision, company, congregation, organization, fraternal order, club, league, society, municipality, association, joint stock company, partnership or other form of entity.

         26. EXECUTION IN COUNTERPARTS. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

         27. REIMBURSEMENT OF EXPENSES. The Corporation shall promptly reimburse the Consultant for all reasonable business expenses incurred by the Consultant in connection with production of materials and other products requested by the Corporation of the Consultant outside the provisions of this Agreement; provided, however, that the Consultant furnishes to the Corporation adequate records and other documentary evidence substantiating each such expenditure.

         28. ASSIGNABILITY. Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party. In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by, the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

         29. SEVERABILITY. In the event any part of this Agreement or the subject matter of this Agreement, for


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                                       7


                  any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion or subject matter of this Agreement, which remaining portion or subject matter shall remain in full force and effect as if this Agreement had been executed with the invalid portion or subject matter thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion or subject matter of this Agreement without including any such part, parts, portion or subject matter which, for any reasons, may be hereafter determined to be invalid.

         30. RECOVERY OF ENFORCEMENT COSTS. In the event any party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or resulting from the subject matter of this Agreement, each prevailing party shall be entitled to receive from each losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

         31. CAPTIONS AND INTERPRETATIONS. Captions of the sections of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting the provisions of this Agreement.

         32. MODIFICATION. No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties.

         33. FURTHER ASSURANCES. The parties shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.

         34. SUCCESSORS AND ASSIGNS. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Nothing specified in this section, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

         35. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations and warranties specified in this Agreement shall survive the termination of this Agreement and shall survive any investigation by either party whether before or after the execution of this Agreement.

         36. CONCURRENT REMEDIES. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any right


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                                       8


                  or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

         37. GOVERNING LAW. This Agreement shall be deemed to have been entered into in the City of Vancouver, Province of British Columbia, and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the Province of British Columbia, without regard to conflicts of law principles. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in the Supreme Court of British Columbia within the City of Vancouver, Province of British Columbia. No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit resulting from or with respect to this Agreement shall be commenced or prosecuted in any jurisdiction other than the Province of British Columbia, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void. Each party hereby consents expressly to the jurisdiction of any court located within the Province of British Columbia and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

         38. FORCE MAJEURE. If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used in this Agreement shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightning, fire, public demonstration, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the type enumerated specifically in this section or otherwise, which is not reasonably within the control of the party claiming such suspension.

         39. CONSENT TO AGREEMENT. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.


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                                       9


IN WITNESS WHEREOF the parties have executed this Creative Consulting Agreement in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, effective as of the date specified in the preamble of this Agreement.

"CLIENT"                                     "CONSULTANT"
Blade Internet Ventures Inc.                 Westin Creative Consultants Inc.
a Nevada corporation                         a British Columbia corporation


By:                                          By:
   --------------------------------            --------------------------------
Its: President                               Its: President